Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES REPORTS 2017 SECOND QUARTER RESULTS

2017 Second Quarter Sales Increase $107 million to Record Quarter of $547 million

Elkhart, Indiana - August 4, 2017 - LCI Industries (NYSE: LCII) (“LCI”, or the “Company”), a supplier of components for the leading original equipment manufacturers (“OEMs”) of recreational vehicles (“RVs”) and adjacent industries, and the related aftermarkets of those industries, today reported consolidated net sales in the second quarter of 2017 of $547 million, 24 percent higher than the 2016 second quarter net sales of $441 million. Net income was $40.1 million, or $1.59 per diluted share, for the second quarter ended June 30, 2017, compared to net income of $37.6 million, or $1.51 per diluted share, for the second quarter ended June 30, 2016.

The increase in year-over-year net sales reflects industry-wide growth in wholesale shipments of towable and motorized RVs by OEMs, which increased 17 percent and 11 percent, respectively, in the second quarter of 2017, enhanced by acquisitions completed by the Company over the twelve months ended June 30, 2017, which added $17 million in net sales in the second quarter of 2017. Organic growth accounted for 20 of the 24 percent growth in consolidated net sales for the second quarter and growth from acquisitions provided the remainder. Through continued focus on aftermarket channels for the Company’s products, the Company increased net sales to the aftermarket in the second quarter of 2017 by 32 percent to $45 million.

“The RV industry growth trend in 2017 remains strong as second quarter wholesale RV shipments were up 15 percent,” stated Jason Lippert, LCI’s Chief Executive Officer. “RV sales momentum has continued as the industry attracts a new generation of RV enthusiasts, and orders appear to be strong going into the third quarter as dealer sentiment remains bullish and OEMs continue to add capacity to meet demand. Additionally, we continue to see strong growth in our Aftermarket sales.”

The health of the RV industry is determined by retail demand, which is up 11 percent through May, as reported by Statistical Surveys, Inc, and will likely be revised upwards in future months as various states report. Based on the retail sales strength experienced through 2016 and midway through 2017, as well as sales order backlogs reported by RV OEMs at record levels, the current outlook from several RV OEMs and their dealer networks remains very positive. Additionally, the RVIA’s current forecast of wholesale unit shipments of approximately 472,000 units has been revised upward from its original Fall forecast of 411,000 for the full year 2017. The RVIA’s forecast for 2018 is estimated to increase an additional three percent to approximately 487,000.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended June 30, 2017, increased $91 to $3,104, compared to the twelve months ended June 30, 2016, of $3,013. The Company’s content per motorhome RV for the twelve months ended June 30, 2017, increased $152 to $2,072, compared to the twelve months ended June 30, 2016, of $1,920. The content increases are a combined result of organic growth, including new product introductions, as well as acquisitions and changes in the types of RVs produced industry-wide.

In July 2017, LCI’s consolidated net sales reached approximately $150 million, 27 percent higher than July 2016. “As the industry prepares to meet the anticipated demand of the 2017 summer selling season, I am encouraged by July sales following up on a strong second quarter, and pleased to see Aftermarket sales up over 35 percent in July,” said Jason Lippert.

1 of 8

“Our operating profit in the second quarter of 2017 improved to $63.0 million, compared to $59.4 million in the second quarter of 2016,” said Scott Mereness, LCI’s President. “Strong industry growth and accretive acquisitions completed over the last year have contributed to profit growth for the quarter. We continue to focus on cost management and investments in lean initiatives and other operational efficiencies to further improve operating margin while supporting the growth of the business.”

Balance Sheet and Other Items
At June 30, 2017, the Company had a cash balance of $38 million, a decrease of $48 million from a cash balance of $86 million at the beginning of the year, primarily as a result of $68 million used for acquisitions, $43 million for capital expenditures and $25 million of dividend payments in the first six months of 2017.

Return on equity for the twelve months ended June 30, 2017, improved to 25.0 percent, from the 24.1 percent return on equity at June 30, 2016. Return on invested capital for the twelve months ended June 30, 2017, improved to 39.0 percent, from the 34.2 percent return on invested capital at June 30, 2016.

Jason Lippert concluded, “For the first time in the Company’s history, we have reached $1 billion in revenue at the half-way point of the year; an extraordinary feat as we only reached $1 billion in total yearly revenue just over three years ago. Our continuing growth story is a testament to the focus of our 9,000 team members.”

Conference Call & Webcast
LCI will provide an online, real-time webcast of its second quarter 2017 earnings conference call on the Company’s website, www.lci1.com/investors, on Friday, August 4, 2017, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available for two weeks by dialing (855) 859-2056 and referencing access code 55158619. A replay of the webcast will also be available on LCI’s website until the next quarterly conference call.

About LCI Industries

From 52 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, LCI Industries, through its wholly-owned subsidiary, Lippert Components, Inc., supplies, domestically and internationally, a broad array of components for the leading original equipment manufacturers of recreational vehicles; buses; trailers used to haul boats, livestock, equipment and other cargo; trucks; pontoon boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; televisions and sound systems; navigation systems; backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

2 of 8

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

###

3 of 8

LCI INDUSTRIES
OPERATING RESULTS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,		Last Twelve
	2017	2016	2017	2016	Months
(In thousands, except per share amounts)

Net sales	$1,045,819	$863,629	$547,483	$440,831	$1,861,088
Cost of sales	790,718	638,284	416,396	323,927	1,402,429
Gross profit	255,101	225,345	131,087	116,904	458,659
Selling, general and administrative expenses	132,932	110,229	68,047	57,516	250,756
Operating profit	122,169	115,116	63,040	59,388	207,903
Interest expense, net	851	889	414	413	1,640
Income before income taxes	121,318	114,227	62,626	58,975	206,263
Provision for income taxes	38,036	40,699	22,489	21,406	66,838
Net income	$83,282	$73,528	$40,137	$37,569	$139,425

Net income per common share:
Basic	$3.34	$3.00	$1.61	$1.52	$5.61
Diluted	$3.29	$2.96	$1.59	$1.51	$5.53

Weighted average common shares outstanding:
Basic	24,959	24,542	24,992	24,662	24,868
Diluted	25,296	24,822	25,305	24,916	25,191

Depreciation and amortization	$25,530	$22,190	$13,289	$11,247	$49,507
Capital expenditures	$43,276	$12,971	$31,256	$6,513	$73,515

4 of 8

LCI INDUSTRIES
SEGMENT RESULTS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,		Last Twelve
	2017	2016	2017	2016	Months
(In thousands)
Net sales:
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$687,525	$573,055	$357,251	$289,686	$1,214,352
Motorhomes	73,292	56,389	36,248	27,866	133,094
Adjacent industries OEMs	203,987	170,125	109,276	89,364	365,880
Total OEM Segment net sales	964,804	799,569	502,775	406,916	1,713,326
Aftermarket Segment:
Total Aftermarket Segment net sales	81,015	64,060	44,708	33,915	147,762
Total net sales	$1,045,819	$863,629	$547,483	$440,831	$1,861,088

Operating profit:
OEM Segment	$110,842	$105,053	$56,445	$54,402	$186,639
Aftermarket Segment	11,327	10,063	6,595	4,986	21,264
Total operating profit	$122,169	$115,116	$63,040	$59,388	$207,903

5 of 8

LCI INDUSTRIES
BALANCE SHEET INFORMATION
(unaudited)

	June 30,		December 31,
	2017	2016	2016
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$37,961	$78,560	$86,170
Accounts receivable, net	130,514	102,355	57,374
Inventories, net	202,635	149,163	188,743
Prepaid expenses and other current assets	43,977	25,613	35,107
Total current assets	415,087	355,691	367,394
Fixed assets, net	203,204	151,250	172,748
Goodwill	122,275	93,831	89,198
Other intangible assets, net	138,876	114,000	112,943
Deferred taxes	31,864	29,391	31,989
Other assets	13,344	13,656	12,632
Total assets	$924,650	$757,819	$786,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$80,596	$53,330	$50,616
Accrued expenses and other current liabilities	114,454	113,244	98,735
Total current liabilities	195,050	166,574	149,351
Long-term indebtedness	49,911	49,930	49,949
Other long-term liabilities	59,934	38,284	37,335
Total liabilities	304,895	254,788	236,635
Total stockholders’ equity	619,755	503,031	550,269
Total liabilities and stockholders’ equity	$924,650	$757,819	$786,904

6 of 8

LCI INDUSTRIES
SUMMARY OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2017	2016
(In thousands)
Cash flows from operating activities:
Net income	$83,282	$73,528
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	25,530	22,190
Stock-based compensation expense	9,312	7,274
Other non-cash items	2,198	809
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(61,455)	(58,777)
Inventories, net	(6,804)	25,590
Prepaid expenses and other assets	(9,337)	(4,199)
Accounts payable, trade	22,542	21,496
Accrued expenses and other liabilities	32,476	45,440
Net cash flows provided by operating activities	97,744	133,351
Cash flows from investing activities:
Capital expenditures	(43,276)	(13,309)
Acquisitions of businesses, net of cash acquired	(67,876)	(34,237)
Proceeds from sales of fixed assets	265	337
Other investing activities	(8)	(237)
Net cash flows used for investing activities	(110,895)	(47,446)
Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(7,543)	(1,144)
Proceeds from line of credit borrowings	—	81,458
Repayments under line of credit borrowings	—	(81,458)
Payment of dividends	(24,887)	(14,707)
Payment of contingent consideration related to acquisitions	(2,569)	(2,715)
Other financing activities	(59)	(1,084)
Net cash flows used for financing activities	(35,058)	(19,650)

Net (decrease) increase in cash and cash equivalents	(48,209)	66,255

Cash and cash equivalents at beginning of period	86,170	12,305
Cash and cash equivalents at end of period	$37,961	$78,560

7 of 8

LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
(unaudited)

	Six Months Ended			Three Months Ended
	June 30,			June 30,			Last Twelve
	2017		2016	2017		2016	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	217.4		190.0	115.9		99.2	390.1
Motorhome RVs	32.8		28.8	16.5		14.8	58.8
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	210.1	(2)	185.7	137.5	(2)	122.8	377.1	(2)
Impact on dealer inventories	7.3	(2)	4.3	(21.6)	(2)	(23.6)	13.0	(2)
Motorhome RVs	27.6	(2)	24.3	16.5	(2)	14.8	50.0	(2)

				Twelve Months Ended
				June 30,
				2017		2016
LCI Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$3,104		$3,013
Motorhome RV				$2,072		$1,920

				June 30,			December 31,
				2017		2016	2016
Balance Sheet Data:
Current ratio				2.1		2.1	2.5
Total indebtedness to stockholders' equity				0.1		0.1	0.1
Days sales in accounts receivable				22.4		20.2	15.8
Inventory turns, based on last twelve months				7.8		7.0	7.5

				2017
Estimated Full Year Data:
Capital expenditures				$ 65 - $ 75 million
Depreciation and amortization				$ 55 - $ 60 million
Stock-based compensation expense				$ 19 - $ 21 million
Annual tax rate				33% - 34%
(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) June 2017 retail sales data for RVs has not been published yet, therefore 2017 retail data for RVs includes an estimate for June 2017 retail units. Retail sales data will likely be revised upwards in future months as various states report.

8 of 8